EXHIBIT 23(b)1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


SunRiver Corporation:


     We hereby consent to the inclusion in this registration Statement on Form S-1 (File No. 33-80319) of our report, dated March 1, 1996, on our audits of the financial statements and financial statement schedules of SunRiver Corporation and Subsidiaries. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data".



                                   COOPERS & LYBRAND L.L.P.

Austin, Texas
May 29, 1996